Exhibit 99.1

 South Plains Financial  Investor Presentation  March 2021  1

 Safe Harbor Statement and Other Disclosures   FORWARD-LOOKING STATEMENTSThis presentation contains, and future oral and written statements of South Plains Financial, Inc. (“South Plains” or the “Company”) and City Bank (“City Bank” or the “Bank”) may contain, statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect South Plains’ current views with respect to, among other things, future events and South Plains’ financial performance. Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Forward-looking statements include, but are not limited to: (i) projections and estimates of revenues, expenses, income or loss, earnings or loss per share, and other financial items, (ii) statements of plans, objectives and expectations of South Plains or its management, (iii) statements of future economic performance, and (iv) statements of assumptions underlying such statements. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of South Plains and City Bank. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of South Plains and City Bank to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, local, regional, national and international economic conditions, the extent of the impact of the COVID-19 pandemic, including the impact of actions taken by governmental and regulatory authorities in response to such pandemic, such as the Coronavirus Aid, Relief, and Economic Security Act and subsequent related legislations, and the programs established thereunder, and City Bank’s participation in such programs, volatility of the financial markets, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, changes in non-performing assets and charge-offs, adequacy of loan loss reserves, changes in tax laws, current or future litigation, regulatory examinations or other legal and/or regulatory actions, the impact of any tariffs, terrorist threats and attacks, acts of war or threats thereof or other pandemics. Therefore, South Plains can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation. For more information about these factors, please see South Plains’ reports filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”), including South Plains’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Further, any forward-looking statement speaks only as of the date on which it is made and South Plains undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements, express or implied, herein are qualified in their entirety by this cautionary statement.NON-GAAP FINANCIAL MEASURESManagement believes that certain non-GAAP performance measures used in this presentation provide meaningful information about underlying trends in its business and operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, SPFI’s reported results prepared in accordance with GAAP. Numbers in this presentation may not sum due to rounding.  2

A Leading West Texas Franchise

Our Company

- Bank holding company headquartered in Lubbock, Texas with $3.6 billion in total assets
- One of the largest independent banks headquartered in West Texas
- Executed a successful IPO in May 2019; now one of two publicly-traded Texas institutions west of I-35
- Repeatedly recognized as an outstanding place to work, including being on American Banker's Best Banks to Work For list six consecutive times

Recent Events

- Approximately $60 million in new PPP loans in 2021
- Active loan modifications less than 2.8% of loans held for investment
- Year-to-date mortgage loan originations of $125 million

(as of February 28, 2021)

Financial Snapshot (As of Dec. 31, 2020)

Balance Sheet *(Dollars in thousands)*

	4Q20
Total Assets	$3,599,160
Total Loans Held for Investment	$2,221,583
Allowance for Loan Losses	$45,553
Total Deposits	$2,974,351
Interest-bearing Deposits	$2,057,029
Noninterest-bearing Deposits	$917,322
Total Stockholders' Equity	$370,048

Profitability *(Dollars in thousands)*

	4Q20
Net Income	$15,924
Return on Average Assets (annualized)	1.76%
Return on Average Equity (annualized)	17.53%
Net Interest Margin	3.64%
Efficiency Ratio	64.19%

Capital Ratios

	4Q20
Total Stockholders' Equity to Total Assets	10.28%
Tangible Common Equity to Tangible Assets	9.60%
Common Equity Tier 1 to Risk-Weighted Assets	12.96%
Tier 1 Capital to Average Assets	10.24%
Total Capital to Risk-Weighted Assets	19.08%

Asset Quality

	4Q20
Nonperforming Loans to Total Loans Held for Investment	0.67%
Nonperforming Assets to Total Assets	0.45%
Allowance for Loan Losses to Total Loans Held for Investment	2.05%
Net Charge-Offs to Average Loans Outstanding (annualized)	0.11%

Financial data as of December 31, 2020 as complied and reported by South Plains
Note: Tangible common equity is a non-GAAP measure. See appendix for the reconciliation to GAAP

South Plains Financial, Inc.
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Our History and Growth Profile

Our History

- First State Bank of Morton, a community bank that held approximately $1 million of total assets in 1941
- Parent company to First State Bank of Morton acquired South Plains National Bank of Levelland, Texas in 1991 and changed its name to South Plains Bank
- Company became the holding company to First State Bank of Morton and South Plains Bank in 1993
- Acquired City Bank in 1993, which was originally established in Lubbock in 1984, and merged First State Bank of Morton and South Plains Bank into City Bank in 1998 and 1999, respectively
- $59.2 million initial public offering on May 8, 2019, pricing with-in the range at $17.50
- Closed the $76.1 million acquisition of West Texas State Bank on November 12, 2019, which added six branches to the Midland / Odessa area and approximately $430 million in assets
- Today we serve our customers through 25 full-service banking locations across six geographic markets, and 13 mortgage loan production offices

Note: Tangible common equity is a non-GAAP measure. See appendix for the reconciliation to GAAP; Company documents; S&P Global Market Intelligence

Total Assets ($M)



$2,501
$2,573
$2,713
$3,237
$3,599
2016
2017
2018
2019
2020

Loans and Deposits ($M)



Gross Loans Held For Investment
Total Deposits
$1,661
$2,091
$1,838
$2,154
$1,957
$2,277
$2,144
$2,697
$2,222
$2,974
2016
2017
2018
2019
2020

Tangible Common Equity ($M)



$150
$158
$155
$279
$343
2016
2017
2018
2019
2020

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  Investment Highlights  5  Improving Profitability  Organic Growth  Strong Credit Culture  Enterprise Risk Management  Experienced Management Team   Emphasize Community Banking  Capital Allocation to Drive Value    1  2  3  4  5  6  7

1 Experienced Management Team



Curtis C. Griffith
Chairman & Chief Executive Officer

- Elected to the board of directors of First State Bank of Morton, Texas, in 1972 and employed by it in 1979
- Elected Chairman of the First State Bank of Morton board in 1984
- Chairman of the Board of City Bank and the Company since 1993



Cory T. Newsom
President

- Entire banking career with the Company focused on lending and operations
- Appointed President and Chief Executive Officer of the Bank in 2008
- Joined the Board in 2008



Steven B. Crockett
Chief Financial Officer & Treasurer

- Began his career in public accounting in 1994 by serving for seven years with a local firm in Lubbock, Texas
- Appointed Chief Financial Officer in 2015
- Controller of the Bank and The Company for 14 and 5 years respectively



Brent A. Bates
City Bank's Chief Credit Officer

- Joined City Bank in February 2020
- Division Credit Officer for Simmons First National Corp
- EVP and Chief Credit Officer of Southwest Bancorp, Inc.



Mikella D. Newsom
Chief Risk Officer & Secretary

- 24-year banking career
- Appointed Chief Risk Officer of the Company in 2019
- Chief Risk Officer of the Bank for 5 years
- Appointed Secretary of the Company in 2013
- Previously Chief Financial Officer of the Bank

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  Significant Insider Share Ownership  Stakeholders / Insiders currently own approximately 40.2% of the Company    7      Shares1      Name  Title  Position  % Outstanding  Market Value ($000’s)  South Plains Financial ESOP  ESOP  2,638,497  14.60%  $50,000  Curtis C. Griffith  Chairman & CEO  2,485,542  13.75%  47,101  Henry Taw, L.P. *  Individual  1,703,787  9.43%  32,287  Cory T. Newsom  President & Director  210,883  1.17%  3,996  Noe G. Valles  Director  83,272  0.46%  1,578  Steven B. Crockett  CFO & Treasurer  49,429  0.27%  937  Richard D. Campbell  Lead Director  43,899  0.24%  832  Kelly L. Deterding  Pres. Insur Division & SVP of Insur Dev (Bank)  22,699  0.13%  430  Mikella D. Newsom  Chief Risk Officer and Secretary  18,382  0.10%  348  Kyle R. Wargo  Director  7,672  0.04%  145  Allison S. Navitskas  Director  3,672  0.02%  70  Cynthia B. Keith  Director  3,672  0.02%  70  Total    7,271,406  40.23%  $137,793            Market data as of December 31, 2020; Shareholder information as of December 31, 2020. Source: Company filings and documents; S&P Global Market Intelligence  1  * - Voting power for shares is with Richard D. Campbell

  Emphasis on Community Banking    8  2  Our strategy - deliver best-in-class customer service and achieve our goal of becoming the preferred community bank in our market areasTo achieve our goal - we build long-lasting relationships with our customers by delivering high quality products and services Our focus on providing “big bank” products with the personal attention of a community bank resonates with our customers and drives market shareOur customer service-driven, community-focused business model differentiates our company from competitors, many of which are larger out-of-market banks  Our Goal  We measure success by the support that we can provide to our local communities, not the level of business that we can achieveProviding service and aid to our communities is, ultimately, how we have succeeded over our long historyOur dedication and commitment is at the core of City Bank’s culture as we encourage our employees to volunteer, including as part of their workOur employees have partnered with Meals on Wheels to help care for senior citizens in Lubbock and the Bank has also been a long time supporter of the South Plains Food Bank and have made a five year, $150,000 pledge  Dedicated to Supporting our Communities

❷ Our Markets of Operation

Market	Branches[1]	Deposits ($ millions)[1]	Market Highlights
Lubbock / South Plains	10	$1,939	✓ Population in excess of 310,000 with major industries in agribusiness, education, and trade among others ✓ Home of Texas Tech University – enrollment of 40,000 students
Permian Basin	6	$271	✓ Area produces about 71% of the crude oil in Texas and accounts for 41% of U.S. oil output ✓ Responsible for the production of nearly four million barrels of crude oil per day, or roughly one third of Total U.S. oil production
Dallas / Ft. Worth	3	$367	✓ DFW is the largest MSA in Texas and fourth largest in the nation ✓ Responsible for producing 28% of Texas GDP in 2019 ✓ Home to 24 Fortune 500 Companies
El Paso	2	$157	✓ Population of 840,000+ with major military presence through Fort Bliss ✓ Adjacent to Juarez, Mexico, which has a growing industrial center, and an estimated population of 1.5 million people ✓ Home to four universities including The University of Texas at El Paso
Ruidoso / Eastern New Mexico	2	$144	✓ Serves as a regional economic hub ✓ Large investments from developers over the past ten years – housing subdivisions, condominiums, retail establishments, etc. ✓ Growing retirement community
Bryan / College Station	1	$62	✓ Home to Texas A&M University – enrollment of 71,000 students ✓ Ranked first in Texas and second nationwide for Best Small Places for Business and Careers in 2019 by Forbes
Houston / The Woodlands	1	$34	✓ Second largest MSA in Texas and fifth largest in the nation ✓ Home to 22 Fortune 500 Companies ✓ Called the "Energy Capital of the World," the area also boasts the world's largest medical center and second busiest port in the U.S.

1. *Source: Company documents; FRED; S&P Global Market Intelligence; Respective university websites; Branch and deposit data as of December 31, 2020*

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❷ Our Markets of Operation (Cont'd)

Lubbock, Texas – Our Home Market

- Major industries include agriculture – primarily cotton, corn, and grain sorghum – as well as education, trade and transportation, health services and government
- Home to Texas Tech University – enrollment ranks within the top 10 for universities in Texas as of Fall 2020 at 40,000+ students
- The Lubbock MSA reports unemployment of 5.8% for 2020
- Forbes listed Lubbock as one of its "Best Places for Business and Careers" during 2019



Deposit Market Share: Lubbock MSA

		Headquarters		In-Market		
Rank	Institution	City	State	Branches	Deposits (Millions)[1]	Market Share
1	Hilltop Holdings	Dallas	TX	10	$1,972	19.4%
2	South Plans Financial	Lubbock	TX	8	$1,631	16.1%
3	Wells Fargo	San Francisco	CA	9	$905	8.9%
4	Prosperity Bancshares	Houston	TX	16	$817	8.1%
5	Amarillo National Bancorp	Amarillo	TX	9	$767	7.6%
6	Heartland Financial USA	Dubuque	IA	7	$744	7.3%
7	Peoples Bancorp	Lubbock	TX	6	$499	4.9%
8	Bank of America	Charlotte	NC	2	$432	4.3%
9	Vista Bancshares	Dallas	TX	7	$330	3.3%
10	Americo Bancshares	Wolfforth	TX	5	$268	2.7%
11	AIM Bancshares	Levelland	TX	4	$239	2.4%
12	Happy Bancshares	Amarillo	TX	2	$211	2.1%
13	Plains Bancorp	Dimmitt	TX	3	$207	2.0%
14	First Bancshares of Texas	Midland	TX	2	$191	1.9%
15	Lone Star State Bancshares	Lubbock	TX	1	$187	1.8%
Top 1 - 15 Total				91	$9,400	92.8%
Total For Market (27)				113	$10,147	100.0%

1. *Deposit data as of June 30, 2020 as complied and reported by S&P Global Market Intelligence.*

Source: BLS; FDIC; S&P Global Market Intelligence; Lubbock Chamber of Commerce; Forbes

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  Enterprise Risk Management     11  3  We implemented a rigorous enterprise risk management (“ERM”) system in the aftermath of the financial crisis, and view this development as a defining event for our institution  This system delivers a systematic approach to risk measurement and enhances the effectiveness of risk management across the institution  Integrating this system into our culture and strategic decision making has improved all functional areas of the business  Significantly improved asset quality by enhancing our underwriting process, and establishing a specific credit appetite that aligns to the broader enterprise risk management framework  Has provided a process to quickly detect and address potential problems in our loan portfolio, greatly improving our ability to manage through the COVID-19 pandemic  We have also implemented monitoring and controls for other functional areas such as:Information security and technology, vendor management, liquidity, interest rate risk, compliance, and company reputation  The ERM program has positioned our Company to better consummate acquisitions with less risk and increased cost savings  We believe we are the only community bank of our size and in our market area to implement such a comprehensive risk management system

  Our Credit Culture    12  We have a service-driven, relationship-based, business-focused credit culture, rather than a price-driven, transaction-based cultureSubstantially all of our loans are made to borrowers located, or operating, in our primary market areas with whom we have ongoing relationships across various product linesThe few loans secured by properties outside of our primary market areas were made to borrowers who are otherwise well-known to usWe adhere to what we believe are disciplined underwriting standards, but also remain cognizant of serving the credit needs of customers in our primary market areas by offering flexible loan solutions in a responsive and timely mannerOur lending policies do not provide for loans that are highly speculative, subprime, or that have high loan-to-value ratiosWe maintain asset quality through an emphasis on the following:  These components, together with active credit management, are the foundation of our credit culture, which we believe is critical to enhancing the long-term value of our organization to our shareholders, customers, employees, and communities  4  Local market knowledge   Long-term customer relationships   Consistent and thorough underwriting   Conservative Credit Culture  Loan Portfolio Diversity   Relationship Focused  Source: Company documents

  Loan Approval Process    13    Striking a Balance Between:  In Our Decision Making and Responsiveness to Customers  Prudence  Disciplined Underwriting  Flexibility  Loans in excess of an individual officer’s lending limit up to $1 million may be approved by one of three lending and credit senior officersLoans to relationships between $1 million and $15 million are approved by our Lending Market Committee, or the Executive Loan Committee, depending on sizeRelationships in excess of $15 million are to be reviewed by the Board Credit Risk CommitteeThese limits are reviewed periodically by the Company’s Board of DirectorsWe believe that our credit approval process provides for thorough underwriting and efficient decision making  4

  Credit Quality    14  4Q’20 Highlights  Credit Quality Ratios  Recorded a $141 thousand provision for loan losses in 4Q’20 as compared to $6.1 million in 3Q’20 as the result of modest improvements in the economy and a decline in loans actively under a modificationTotal classified loans decreased $6 million in 4Q’20Nonperforming assets and net loans charged-off during quarter had a small decrease in 4Q’20 compared to 3Q’20  Net Charge-Offs to Average Loans  ALLL to Total Loans HFI  Source: Company documents  4

COVID-19 Loan Modifications – Updated (As of December 31, 2020)

4

Active Loan Modifications

(Dollars in thousands) Loan Segment	Total Balance	# of Active Loan Mods	Active Mods	Mod % of Segment
Hospitality	$ 123,495	11	$ 56,943	46.1%
Hotels (Under Construction)	14,998	-	-	0.0%
All Other CRE	520,706	3	638	0.1%
Oil & Gas	64,007	7	270	0.4%
Restaurant & Retail - Owner Occ.	90,515	7	1,911	2.1%
All Other Commercial	509,618	9	2,422	0.5%
Residential Real Estate	360,315	6	365	0.1%
Consumer	273,435	72	1,529	0.6%
Residential Construction	94,494	-	-	0.0%
Paycheck Protection Program ("PPP")	170,000	-	-	0.0%
Total	$ 2,221,583	115	$ 64,078	2.9%

Highlights

- ✓ The Company has taken an aggressive and proactive approach to managing credit in light of the economic uncertainty caused by the ongoing COVID-19 pandemic
- ✓ Customers were offered a range of loan modifications with six months interest only being the preferred option by the Bank
- ✓ Active modifications do not include loans that were previously modified but where the first scheduled payment post-modification has not been made
- ✓ Active modifications as a percent of loans held for investment have declined from 5.4% at September 30, 2020 to 2.9% at December 31, 2020

Source: Company documents

South Plains Financial, Inc.

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COVID-19 Loan Modifications – Updated (As of December 31, 2020)

4

- ✓ Other modifications were primarily hotel loans that had interest-only periods of 12 months or a combination of a 90 day deferral and 9 months of interest-only
- ✓ Hospitality has the highest modification status at 46.1% of loans in that segment, due to the potential long-term stress in the industry

Active Loan Modifications

(Dollars in thousands) Loan Segment	Modification Type: 6 month Interest Only	90 Day Deferral	Consumer & Mortgage	Other	Total
Hospitality	$ -	$ -	$ -	$ 56,943	$ 56,943
Hotels (Under Construction)	-	-	-	-	-
All Other CRE	237	-	-	401	638
Oil & Gas	115	38	-	117	270
Restaurant & Retail - Owner Occ.	597	-	-	1,314	1,911
All Other Commercial	93	70	-	2,259	2,422
Residential Real Estate	-	186	179	-	365
Consumer	-	-	1,529	-	1,529
Residential Construction	-	-	-	-	-
Paycheck Protection Program ("PPP")	-	-	-	-	-
Total	$ 1,042	$ 294	$ 1,708	$ 61,034	$ 64,078
% of Loans	*0.1%*	*0.0%*	*0.1%*	*2.7%*	*2.9%*

Note: Other reflects loan deferrals classified under the CARES Act Section 4013
Source: Company documents

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❺ Organic Growth Strategy

Homegrown Returns

- We focus on leveraging our banking platform in our metropolitan markets of Dallas, Houston and El Paso, where we target customers looking for our relationship-based approach to banking and our sophisticated products and services
- Our strategy is to continue gathering low-cost deposits in smaller, non-metropolitan markets and deploy our excess funds in larger, more dynamic lending markets, where we have had strong success

(Dollars in thousands)	Deposits[3]			Loans[3]			
		Amount	Overall %		Amount	Overall %	Loans/Deposits
Metropolitan Markets[1]	$	558,026	18.8%	$	671,363	30.2%	120.3%
Community Markets[2]	$	2,416,325	81.2%	$	1,550,220	69.8%	64.2%

- We are actively recruiting additional lenders and employees from other institutions. We have had success in this area which we believe is attributable to our employee ownership, long-standing market presence and desirable culture in which our employees can thrive
- We also cross-sell our various banking products, including our deposits and treasury wealth management to our commercial loan customers, which we believe provides a basis for expanding our banking relationships

1. *Includes three Dallas, TX branches, two El Paso, TX branches, and one Houston, TX branch*
2. *Includes ten branches in the Lubbock/South Plains market area, six branches in the Permian Basin, TX, two branches in Ruidoso/Eastern, NM, and one branch in Bryan/College Station, TX*
3. *Deposit and Loan data as of December 31, 2020*

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  Organic Growth Markets    18  El Paso  Adjacent to Juarez, Mexico, which has a growing industrial center and an estimated population of 1.5 million people, and has contributed to significant growth in the El Paso MSACivil employers include a number of universities, including The University of Texas at El Paso, The Texas Tech School of Medicine, El Paso Community College, and Vista CollegeHome to Fort Bliss, which houses the 1st Armored Division, the 32nd Army Air and Missile Defense Command and the 402nd Field Artillery Brigade, among other major units  5  Financial data as of December 31, 2020 as complied and reported by South Plains  New Mexico  Texas  Dallas  Bryan /College Station  Houston  Midland  Odessa  El Paso  Lubbock  Ruidoso  SanAntonio  Ft. Worth  Austin  Albuquerque  Santa Fe    SPFI Branches (25)653 FTE Employeesas of Dec. 31, 2020     Dallas / Ft. Worth  Largest MSA in Texas, responsible for a total GDP of almost $524 Billion in 2019Estimated population of about 8 million as of 2019, which is a little over 26% of the state’s populationPopulation has steadily expanded over the past decade, with an increase of over 1.2 million residentsCompetitive cost of living, provides an attractive location for companies interested in relocating to more efficient economic environments Major U.S. Airport hub, responsible for 35.8 million enplaned passengers in 2019Home to 24 Fortune 500 companies, in notable sectors including energy, financial services, transportation, and technology.

❻ Capital Allocation to Drive Value

Growth Through Accretive M&A

- We plan to take advantage of acquisition opportunities, and use a combination of public stock and cash to become the acquirer of choice in our core markets of West Texas and New Mexico
- Catalysts for acquisition activity include management succession, shareholder liquidity needs, scale, and excessive regulation
- There are 25 banks located in the West Texas market area with total assets between $250 million and $2.0 billion, which provides us with ample opportunities to drive growth and increase shareholder value
- Management employs a strict framework for analyzing potential acquisition opportunities including:
  - Substantial earnings accretion
  - Reasonable tangible book value dilution
  - Acceptable earn-back period
  - Strong Internal Rate of Return
- Completed the acquisition of West Texas State Bank on November 12, 2019

Most Recent Acquisition

Metric	Promised?	Delivered?
Contiguous West Texas Market	✓	✓
Manageable Size	✓	✓
Attractively Priced	✓	✓
Substantial EPS Accretion	✓	✓
TBV Earnback < 4 Years	✓	✓
TBV Dilution Under 10%	✓	✓
Strong IRR	✓	✓

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  Improving Profitability    20  We have invested heavily into our infrastructure including:Our Enterprise Risk Management system State-of-the-art operations center which houses the Bank’s back-office processing for deposit operations, loan operations, mortgage operations, and corporate trainingDigital and payment technologies including improved remote deposit capture software for business customers, expanded usage of electronic signatures, online account tools, and technologies that facilitate more efficient item processing These investments position the Bank to scale to more than $5 billion in assets through both organic growth and accretive, strategic M&A without commensurate additional expenses  Long Term Goal: Deliver peer average or better ROA’s and ROE’s  7

  Investment Highlights  21  Improving Profitability  Organic Growth  Strong Credit Culture  Enterprise Risk Management  Experienced Management Team   Emphasize Community Banking  Capital Allocation to Drive Value    1  2  3  4  5  6  7

 Financial Update  22

  Fourth Quarter and Full Year 2020 Highlights  23  Note: Tangible book value per share and pre-tax, pre-provision income are non-GAAP measures. See appendix for the reconciliation to GAAP Source: Company documents  Net Income of $15.9 million, compared to $16.7 million in 3Q’20 and $10.1 million in 4Q’19Diluted earnings per share of $0.87, compared to $0.92 in Q3’20 and $0.55 in 4Q’19Pre-Tax, Pre-Provision income of $20.0 million, compared to $26.9 million in 3Q’20 and $13.7 million in 4Q’19Provision for loan loss of $141 thousand, compared to $6.1 million in Q3’20 and $896 thousand in 4Q’19Average cost of deposits declined 3 bps to 31 bps, compared to 34 bps in 3Q’20 and 98 bps in 4Q’19 Net Interest Margin of 3.64%, compared to 3.82% in 3Q’20 and 4.03% in 4Q’19   Fourth Quarter 2020 Highlights  $3.6 billion in total assets, compared to $3.2 billion at 12/31/19Net Income of $45.4 million, compared to $29.2 million in 2019Diluted earnings per share of $2.47, compared to $1.71 in 2019Efficiency ratio of 63.0%, compared to 75.3% in 2019Tangible Book value per share of $18.97 at year end 2020, compared to $15.46 at year end 2019 Return on Average Assets of 1.31%, compared to 1.04% in 2019  Full Year 2020 Highlights

  Loan Portfolio    24  Total Loans decreased $66.7 million compared to 3Q’20Decrease in total loans during the quarter was due primarily to:$41.8 million in forgiveness and paydowns on PPP loans$28.0 million in pay downs on seasonal agricultural production loansEarly payoff of a $16.0 million state and municipality loan4Q’20 loan yield of 5.11%; a decrease of 17 bps compared to 3Q’20 excluding PPP loans  4Q’20 Highlights  Total Loans Held for Investment$ in Millions  Source: Company documents

  Loan Portfolio    25  Portfolio Composition  (Dollars in thousands)      Loan Portfolio     4Q’20  Commercial C&D  $   89.5  Residential C&D      166.1   CRE Owner/Occ.    208.5  Other CRE Non Owner/Occ.      435.5   Multi-Family      66.7   C&I      276.4   Agriculture      175.2   1-4 Family      360.3   Auto      205.8   Other Consumer      67.6   PPP      170.0            Total  $  2,221.6   Source: Company documents

Select Loan Industry Concentration Detail

As of December 31, 2020

Hospitality

- Total operating hospitality loans of $123 million*
- $15 million in hotels under construction, with unfunded commitments of $9 million
- 83% of balances are to limited service hotels
- 43% of operating hospitality classified; 2% is nonaccrual; < 0.5% are 30 days or more past due
- ALLL on operating hospitality is 7.7%*

* Does not include loans reported in construction and development

Hotels by Geography



Other, 12%
El Paso, 30%
Dallas / Ft. Worth, 22%
Permian, 20%
Amarillo, 10%
Lubbock,
6%

Direct Energy

- Total direct energy loans of $64 million
- 92% support services, 8% upstream
- Nearly 100% are located in Permian and Palo Duro Basins
- 12% of energy sector classified
- ALLL on energy sector is 5.3%

Energy Support Services by Type



Real Estate Secured, 13%
Other, 5%
Waste Water, 5%
Compression, 49%
Exploration, 7%
Production, 21%

Source: Company documents

South Plains Financial, Inc.
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Noninterest Income    27  Noninterest Income$ in Millions  4Q’20 Highlights  Noninterest income of $26.2 million, compared to $16.7 million in 4Q’19Revenue from mortgage banking activities:Improved $10.3 million based on an increase of 146% in production in 4Q’20 compared to 4Q’19Declined $4.5 million as a result of lower interest rate lock commitments in 4Q’20 compared to 3Q’20Fee income primarily driven by mortgage operations, debit card and other bank service charge income, and income from insurance, trust and investment services business  Source: Company documents

  Mortgage Banking Overview  28  Mortgage Banking Activity$ in Millions  2020 Highlights  125% increase in mortgage loan originations for the full year 2020 to $1.4 Billion compared to $641 million for the full year 20192020 volume was 53% new home purchases and 47% refinancesNew home purchase volume increased 47% in 2020 as compared to 2019.  Source: Company documents

  Diversified Revenue Stream  Twelve Months Ended December 31, 2020    29  Total Revenues$223.9 million  Noninterest Income$101.6 million    Source: Company documents

  Net Interest Income and Margin    30  Net Interest Income & Margin$ in Millions  4Q’20 Highlights  Net interest income of $30.4 million, compared to $28.6 million in 4Q’19The increase as compared to 4Q’19 was a result of:$523 million rise in average interest-earnings assets primarily from the WTSB acquisition and PPP loans Partially offset by a decrease in overall rates starting in 1Q’204Q’20 NIM of 3.64% - decrease of 18 bps compared to 3Q’20:17 bps decline in non-PPP loan yield7 bps lower due to sub debt issuance  Source: Company documents

  Deposit Portfolio  31  Total Deposits$ in Millions  4Q’20 Highlights  Total Deposits of $2.97 billion at 4Q’20, an increase of $30.5 million from 3Q’20Cost of interest-bearing deposits declined in 4Q’20 to 45bps from 106bps in 4Q’19Noninterest-bearing deposits represented 30.8% of deposits in 4Q’20, compared to 30.8% in 3Q’20 and 29.3% in 4Q’19  Source: Company documents

  Investment Securities    32  4Q’20 Highlights  Investment Securities totaled $803.1 million at 4Q’20, an increase of $76.8 million from 3Q’20All municipal bonds are in TexasAll MBS, CMO, and Asset Backed securities are U.S. Government or GSE  4Q’20 Securities Composition  $803.1mm  Securities & Cash$ in Millions  Source: Company documents

  Noninterest Expense and Efficiency  33  Noninterest Expense$ in Millions  4Q’20 Highlights  Noninterest expense for 4Q’20 increased from 4Q’19 primarily due to an increase of $3.7 million in commissions and higher variable expenses related to strong mortgage activityManagement continues to focus on reducing fixed expenses to drive improved profitability  Note: Adjusted Efficiency Ratio is a non-GAAP measure. See appendix for the reconciliation to GAAP  Source: Company documents

 Balance Sheet Highlights$ in Millions   Balance Sheet Growth and Development    34  Tangible Book Value Per Share  Note: Tangible book value per share is a non-GAAP measure. See appendix for the reconciliation to GAAP   Source: Company documents

  Strong Capital Base    35  Tangible Common Equity to Tangible Assets Ratio  Common Equity Tier 1 Ratio  Tier 1 Capital to Average Assets Ratio  Total Capital to Risk-Weighted Assets Ratio  Source: Company documents  Note: Tangible common equity to tangible assets is a non-GAAP measure. See appendix for the reconciliation to GAAP

 Appendix  36

  Non-GAAP Financial Measures    37    As of and for the quarter ended                               December 31,2020       September 30,2020       June 30,2020       March 31,2020       December 31,2019    Efficiency Ratio                                            Noninterest expense  $  36,504     $  35,993     $  35,207     $  34,011     $  31,714                                             Net interest income  $  30,365     $  31,273     $   30,448     $   30,199     $   28,624  Tax equivalent yield adjustment     336        322        290        145        133  Noninterest income     26,172        31,660        24,896        18,875        16,740  Total income  $   56,873     $   63,255     $   55,634     $   49,219     $   45,497                                              Efficiency ratio     64.19%      56.90%      63.28%      69.10%      69.71%                                             Noninterest expense  $  36,504     $  35,993     $  35,207     $  34,011     $  31,714  Less:  net loss on sale of securities     -        -        -        -        (27)  Adjusted noninterest expense     36,504        35,993        35,207        34,011        31,687                                             Total income  $   56,873     $   63,255     $   55,634     $   49,219     $   45,497  Less:  net gain on sale of securities     -        -        -        (2,318)        -  Adjusted total income  $   56,873     $   63,255     $   53,634     $   46,901     $   45,497                                             Adjusted efficiency ratio     64.19%        56.90%        63.28%        72.52%        69.65%  Unaudited$ in Thousands  Pre-Tax, Pre-Provision Income                                            Net income  $  15,924     $  16,731     $  5,615     $  7,083     $  10,109  Income tax expense     3,968        4,147        1,389        1,746        2,645  Provision for loan losses     141        6,062        13,133        6,234        896                                             Pre-tax, pre-provision income  $  20,033     $  26,940      $  20,137     $  15,063     $  13,650  Source: Company documents

  Non-GAAP Financial Measures    38    As of             December 31,2020       December 31,2019    Tangible common equity                 Total common stockholders' equity  $  370,048     $  306,182  Less:  goodwill and other intangibles     (27,070)        (27,389)                    Tangible common equity  $  342,978     $  278,793                    Tangible assets                 Total assets  $  3,599,160     $  3,237,167  Less:  goodwill and other intangibles     (27,070)        (27,389)                    Tangible assets  $  3,572,090     $  3,209,778                    Shares outstanding     18,076,364        18,036,115                    Total stockholders' equity to total assets     10.28%        9.46%  Tangible common equity to tangible assets     9.60%        8.69%  Book value per share  $  20.47     $  16.98  Tangible book value per share  $  18.97     $  15.46  Unaudited$ in Thousands  Source: Company documents